Exhibit 10.1

Execution Version

STOCKHOLDERS’ AGREEMENT

DATED AS OF SEPTEMBER 27, 2024

BETWEEN

BKV CORPORATION

AND

BANPU NORTH AMERICA CORPORATION

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement is entered into as of September 27, 2024, by and between BKV Corporation, a Delaware corporation (the “Company”), and Banpu North America Corporation, a Delaware corporation (“BNAC”), to be effective as of the Effective Date (as defined herein). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in Article I hereof. The Company and BNAC are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, the Parties entered into that certain Stockholders’ Agreement, dated as of May 1, 2020, among the Parties and certain other Persons named therein (as amended, the “Original Stockholders’ Agreement”);

WHEREAS, in connection with the initial public offering (the “IPO”) of shares of the Company’s Common Stock, the Company intends to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. 333-268469); and

WHEREAS, effective as of the closing of the IPO, (i) the Original Stockholders’ Agreement shall terminate in its entirety in accordance with its terms and shall be of no further force nor effect and (ii) the Parties are entering into this Agreement to set forth certain understandings between such Parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
INTRODUCTORY MATTERS

1.1          Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

(a)            “Affiliate” means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person; provided, however, that for the purposes of this Agreement, the Affiliates of Banpu shall not include the Company and its Subsidiaries.

(b)            “Agreement” means this Stockholders’ Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

(c)            “Applicable Percentage” means, at any time, the then-applicable percentage of the voting power of shares of the Company’s capital stock entitled to vote generally in the election of directors that is beneficially owned, directly or indirectly, by Banpu.

(d)            “Auditor” means the independent registered public accounting firm appointed by the Board or the Audit Committee of the Board as auditor of the Company from time to time.

(e)            “Banpu” means BNAC, together with its successors and permitted assigns, but excluding the Company and its Subsidiaries.

(f)            “Banpu Designee” has the meaning set forth in Section 2.1(a) hereof.

(g)            “beneficially own” (including its correlative meanings, “beneficially owned” and “beneficial ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(h)            “BNAC” has the meaning set forth in the Preamble.

(i)             “Board” means the board of directors of the Company.

(j)             “Budget” means the annual budget for the Company and its Subsidiaries as approved and/or amended from time to time by the Board.

(k)            “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or executive order to close.

(l)            “Business Plan” means the rolling business plan for the Company and its Subsidiaries updated annually in respect of the forthcoming five (5) year period setting out details of their strategic planning in respect of market growth, capital expenditure, financing, tax and contingency planning, and compared against the applicable Budget, as approved and/or amended from time to time by the Board.

(m)           “Bylaws” means the Company’s Second Amended and Restated Bylaws as in effect on the Effective Date, as the same may be amended or restated from time to time.

(n)            “Certificate of Incorporation” means the Company’s Second Amended and Restated Certificate of Incorporation as in effect on the Effective Date, as the same may be amended or restated from time to time.

(o)            “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

(p)            “Company” has the meaning set forth in the Preamble.

(q)            “Confidential Information” has the meaning set forth in Section 3.3(a)(i) hereof.

(r)            “Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of ownership interests, by contract or otherwise) of a Person.

(s)            “Demand Notice” has the meaning set forth in Section 4.1(a)(i) hereof.

(t)            “Director” means any director of the Company.

(u)            “Effective Date” means the date on which the closing of the IPO occurs.

(v)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(w)           “FINRA” means the Financial Industry Regulatory Authority, Inc.

(x)            “GAAP” means generally accepted accounting principles in the United States.

(y)            “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(z)            “IFRS” means the International Financial Report Standards issued by the IFRS Foundation and the International Accounting Standards in effect at the time to which the related reference to such principles pertains.

(aa)          “IPO” has the meaning set forth in the Recitals.

(bb)         “Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority and any rules and regulations of a Recognized Exchange.

(cc)          “Maximum Designee Number” means (i) from the Effective Date until (but not including) the one-year anniversary of the Effective Date: the number equal to (x) the Total Number of Directors less (y) three (3); (ii) from and after the one-year anniversary of the Effective Date until (but not including) the first date on which Banpu beneficially owns, directly or indirectly, 50% or less of the voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors: the number equal to (x) the Total Number of Directors less (y) four (4); and (iii) from and after the first date on which Banpu beneficially owns, directly or indirectly, 50% or less of the voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors: the number equal to (x) the Total Number of Directors less (y) the minimum number of Directors that would constitute a majority of the Total Number of Directors.

(dd)          “Original Stockholders’ Agreement” has the meaning set forth in the Recitals.

(ee)          “Party” or “Parties” has the meaning set forth in the Preamble.

(ff)           “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

(gg)          “Recognized Exchange” means The New York Stock Exchange or the Nasdaq Capital Market.

(hh)          “Registrable Securities” means shares of Common Stock held by Securityholder from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are eligible to be sold by Securityholder owning such Registrable Securities (including Registrable Securities deliverable to Securityholder under an effective Exchange Registration) pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without any restriction or limitation thereunder on volume or manner of sale, or (iii) such Registrable Securities cease to be outstanding shares of Common Stock of the Company.

(ii)            “Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with Article IV hereof, including:

(i)            all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(ii)           all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(iii)          all printing, messenger and delivery expenses;

(iv)          all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(v)           the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance;

(vi)          any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(vii)         the reasonable fees and out-of-pocket expenses of not more than one (1) law firm incurred by Securityholder in connection with the registration;

(viii)        the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of Securityholder); and

(ix)          any other fees and disbursements customarily paid by the issuers of Securities.

(jj)            “SEC” means the Securities and Exchange Commission.

(kk)          “Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

(ll)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(mm)        “Securityholder” means Banpu.

(nn)          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

(oo)         “Total Number of Directors” means the total number of directors comprising the Board, including any vacancies.

(pp)          “WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

1.2          Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

Article II
CORPORATE GOVERNANCE MATTERS

2.1           Election of Directors.

(a)            Following the Effective Date, and for so long as Banpu beneficially owns, directly or indirectly, 10% or more of the voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors, BNAC shall have the right (but not the obligation) pursuant to this Agreement to designate for nomination to the Board a number of individuals (each, a “Banpu Designee”) equal to the number of Directors (all decimal numbers to be rounded up to the nearest whole number) determined by multiplying the Applicable Percentage to the Total Number of Directors; provided, however, that such number of individuals shall not exceed the Maximum Designee Number.

As of the Effective Date, the initial Banpu Designees shall be Somruedee Chaimongkol, Joseph R. Davis, Akaraphong Dayananda, Christopher P. Kalnin, Kirana Limpaphayom, Thiti Mekavichai, Anon Sirisaengtaksin, Chanin Vongkusolkit and Sinon Vongkusolkit. BNAC shall give written notice to the Corporate Governance and Nominating Committee of the Board of each Banpu Designee no later than the date that is sixty (60) days prior to the first anniversary of the date that the Company’s annual proxy for the prior year was first mailed to the Company’s stockholders. For the avoidance of doubt, BNAC shall not have any rights to designate a Director pursuant to this Agreement from and after the first date on which Banpu beneficially owns, directly or indirectly, less than 10% of the voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors.

(b)            In the event that a vacancy is created or exists at any time by the death, disability, retirement or resignation of any Banpu Designee or as a result of BNAC not yet designating a person to fill such vacancy or Board seat, any individual nominated by or at the direction of the Board or any duly authorized committee thereof to fill such vacancy shall be, and the Company shall use its best efforts to cause such vacancy to be filled, as soon as possible, by a new designee of BNAC, and the Company shall take, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same, including by taking Board action to appoint such Banpu Designee to the Board to fill such vacancy.

(c)            The Company and Banpu shall, to the fullest extent permitted by law, take all actions to cause the Board to include the Chief Executive Officer of the Company.

(d)            The Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors, the persons designated pursuant to this Section 2.1 and use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof.

(e)            If at any time Banpu’s beneficial ownership is reduced such that it would no longer be entitled pursuant to Section 2.1(a) hereof to designate for nomination to the Board the full number of individuals that constitute the Banpu Designees at such time, then it shall promptly (and in any event within two (2) Business Days) cause such number of Banpu Designees then serving as Directors on the Board to resign from the Board (such resigning Directors to be selected at BNAC’s discretion, and to be replaced by nominees chosen by the remaining Directors in office) as is necessary so that the remaining number of Banpu Designees then serving on the Board is less than or equal to the number of Banpu Designees that BNAC is then entitled to designate for nomination pursuant to Section 2.1(a) hereof.

2.2           Chairman of the Board.

(a)            For so long as Banpu beneficially owns at least 25% of the voting power of shares of the Company’s capital stock entitled to vote generally in the election of directors, BNAC shall have the right (but not the obligation) pursuant to this Agreement to designate the Chairman of the Board from among the Banpu Designees.

(b)            The individual designated as Chairman of the Board shall serve as such for a three-year term, or until such earlier time as such individual retires or is otherwise replaced by BNAC as Chairman.

(c)            In the event that the Chairman of the Board ceases to hold office as a Director during his or her term as Chairman at a time when BNAC has the right pursuant to Section 2.2(a) hereof to designate the Chairman, BNAC shall have the right (but not the obligation) pursuant to this Agreement to designate a new Chairman of the Board from among the other Banpu Designees. Such new Chairman of the Board shall serve for the remainder of the term of the Chairman who ceased to hold office.

2.3            Amendment of Certificate of Incorporation and Bylaws. Neither the Certificate of Incorporation nor the Bylaws shall be amended in a manner inconsistent with the terms of this Agreement without the consent of BNAC.

2.4            Reimbursement of Expenses. The Company shall cause each Director to be promptly reimbursed for all reasonable and documented out-of-pocket costs and expenses incurred by him or her in connection with (a) attending meetings of the Board or any committee thereof and other meetings and events attended on behalf of the Company and (b) serving as a member of the Board.

2.5            Indemnification. Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or an officer of the Company or is or was serving at the request of the Company as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, subject to the terms and conditions set forth in the Bylaws.

Article III
INFORMATION

3.1           Information.

(a)            For so long as BNAC shall have the right pursuant to this Agreement to nominate to the Board at least one (1) Director, the Company shall prepare, or procure the preparation of, and shall submit to BNAC:

(i)            the financial information set forth in Section 3.2 hereof, if Banpu meets the beneficial ownership requirements set forth in such section; and

(ii)           such information as BNAC may reasonably require relating to the business or financial condition of the Company or any of its Subsidiaries within a reasonable period.

(b)            The Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to BNAC without the loss of any such privilege. Further, BNAC may request that the Company not provide any of the information required pursuant to this Section 3.1 or Section 3.2 hereof if such information is reasonably expected to contain any material non-public information (within the meaning of U.S. federal securities laws).

(c)            On or before September 15 of each fiscal year, the Company shall prepare and deliver to the Board a detailed draft of the Budget and Business Plan for the Company and its Subsidiaries (including the financial projection and estimated major items of revenue and capital expenditure) for the following fiscal year, broken down on a monthly basis, and an accompanying cash flow forecast, together with a balance sheet showing the projected position of the Company and its Subsidiaries as at the end of the following fiscal year. The Company shall use reasonable efforts to finalize such Budget and Business Plan for the following fiscal year on before November 15.

3.2          Certain Reports. For so long as Banpu beneficially owns at least 25% of the voting power of shares of the Company’s capital stock entitled to vote generally in the election of directors, the Company shall deliver or cause to be delivered to BNAC:

(a)            as soon as available, but in any event not later than twenty (20) days after the end of each of month, (i) the unaudited monthly consolidated financial statements of the Company for the month then ended, in each case, prepared in accordance with IFRS, (ii) a report of the Company’s production by basin for such month then ended and (iii) the Company’s safety report for the month then ended;

(b)            as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year, the unaudited quarterly consolidated financial statements of the Company for the fiscal quarter then ended, in each case, prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)            as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year, the audited consolidated financial statements of the Company for the fiscal year then ended, in each case, prepared in accordance with GAAP;

(d)            as soon as available, but in any event not later than (i) forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year and (ii) ninety (90) days after the end of each fiscal year, the consolidated financial statements of the Company, in each case, prepared in accordance with IFRS, together with such other information as BNAC may request that is reasonably required by Banpu in order to prepare and present its consolidated financial statements in accordance with applicable Law and stock exchange requirements.

3.3          Disclosure of Information.

(a)            Subject to Section 3.3(b) hereof, BNAC shall, and shall use all reasonable efforts to ensure that Banpu, its Affiliates and its and their respective representatives shall:

(i)            hold in strict confidence and keep confidential the following (the “Confidential Information”):

(1)            all communications between them and the Company or any of its Subsidiaries;

(2)            all information and other materials that pertain to the Company’s or any of its Subsidiaries’ businesses which is not available to the public, whether written, oral, electronic, visual form or any other media, including, without limitation, such information that is proprietary or confidential or concerning the Company’s or any of its Subsidiaries’ ownership, operations or proposed operations, projects, strategies, business plans, actual or projected financial or operating data, contracts, books and records; and

(3)            any information relating to this Agreement, the customers, business, assets or affairs of the Company and its Subsidiaries and all information concerning the business transactions and/or financial arrangements of the Company and its Subsidiaries that Banpu may have or acquire as a stockholder of the Company or through making appointments to the Board; and

(ii)           (1) not use any Confidential Information for any purpose other than to evaluate and analyze the Company’s and its Subsidiaries’ assets and operations and its interest therein and (2) not disclose any Confidential Information to any Person (other than a Director or officer of the Company) without the consent of the Company.

(b)            Section 3.3(a) hereof shall not prohibit disclosure or use of any information if and to the extent:

(i)            the information is or becomes publicly available, other than by breach of this Agreement;

(ii)           the Company has given prior written approval to the disclosure or use;

(iii)          the Board has confirmed in writing that such information is not confidential;

(iv)          Banpu is able to demonstrate to the Company that such information was independently developed, sourced or acquired by it or any of its Affiliates after the date of this Agreement without the use of any Confidential Information;

(v)           the disclosure or use is required by Law, any governmental or regulatory body or any securities exchange on which the shares of Banpu or its Affiliates are listed; provided, that Banpu has provided the Company with prior notice and a reasonable opportunity to comment on such disclosure;

(vi)          the disclosure or use is required for the purpose of any judicial or arbitral proceedings arising out of this Agreement or any documents to be entered pursuant to it;

(vii)         the disclosure is reasonably made to a tax authority if and to the extent such disclosure is reasonably required for the purposes of the tax affairs of Banpu or its Affiliates; or

(viii)        the disclosure of information by BNAC to Banpu or its or their respective representatives on a need to know basis and on terms that such Persons undertake to comply with the provisions of this Section 3.3 as if they were a party to this Agreement.

(c)            Upon Banpu ceasing to be a stockholder of the Company, BNAC shall, and shall use all reasonable efforts to ensure that Banpu, its Affiliates and its and their respective representatives shall, promptly:

(i)            return all written Confidential Information provided to it or its Affiliates or its or their respective representatives which is in such Person’s possession or under its custody and control without keeping any copies thereof;

(ii)           destroy all analyses, compilations, notes, studies, memoranda or other documents prepared by it or its Affiliates or its or their respective representatives to the extent that the same contain, reflect or derive from any Confidential Information relating to the Company or any of its Subsidiaries or their business; and

(iii)          so far as it is practicable to do so (but, in any event, subject to continuing compliance with the duties of confidentiality contained in this Agreement), expunge any Confidential Information relating to the Company or any of its Subsidiaries or their business in its possession or under its custody and control from any computer, word processor or other device;

provided that (1) Banpu may retain (A) any Confidential Information relating to the Company or any of its Subsidiaries or their business as may be required by Law or contained or referred to in board minutes or in documents referred to therein and (B) any Confidential Information residing in its automatic data backup systems; and (2) Banpu’s advisers may keep one (1) copy of any documents in their possession for record purposes, in each case subject to continuing compliance with the duties of confidentiality contained in this Agreement, notwithstanding any termination thereof.

(d)            Subject to the foregoing provisions of this Section 3.3, no public disclosure or announcement of any kind regarding the Company shall be made by Banpu unless Banpu has notified the Company prior to any such disclosure or announcement, in which case Banpu shall take all reasonable steps to obtain the consent of the Company to the contents of such disclosure or announcement (such consent not to be unreasonably withheld or delayed).

(e)            The obligations contained in this Section 3.3 shall last three (3) years after the termination of this Agreement pursuant to Section 5.1 hereof.

Article IV
REGISTRATION RIGHTS

4.1            Demand and Piggyback Rights.

(a)            Right to Demand a Non-Shelf Registered Offering.

(i)            Upon the written demand of Securityholder (a “Demand Notice”) made at any time and from time to time following the date that is six (6) months after the consummation of the IPO, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Registrable Securities requested by Securityholder to be included in such offering; provided that the Company shall not be obligated to effect more than two (2) such offerings in any twelve (12) month period.

(ii)           Any demanded non-shelf registered offering may, at the Company’s option, include shares of Common Stock to be sold by the Company for its own account and will also include any other Registrable Securities to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, to the extent exercising such rights on a timely basis. In order to be valid, the Demand Notice must provide the information described in Section 4.2(a) hereof (if applicable) and Section 4.3(e) hereof or be followed by such information, when requested as contemplated by Section 4.3(e) hereof.

(iii)          Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than forty-five (45) days after receiving a valid Demand Notice satisfying the criteria set forth in Section 4.1(a) hereof, the Company shall file (or confidentially submit, at the Company’s discretion) with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice and any other registrable securities properly requested in accordance with other registration rights agreements with the Company, but subject in each case to any cutbacks imposed in accordance with Section 4.2(f) hereof and the limitations set forth in Section 4.1(e) hereof.

(b)            Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of shares of Common Stock covered by a non-shelf registration statement (including at the initiative of the Company), Securityholder may exercise piggyback rights to have included in such offering Registrable Securities held by it, subject to any cutbacks imposed in accordance with Section 4.2(f) hereof and the limitations set forth in Section 4.1(e) hereof. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

(c)            Right to Demand and be Included in a Shelf Registration.

(i)            Upon the delivery of a Demand Notice by Securityholder, provided at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell shares of Common Stock in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of the Registrable Securities held by Securityholder requested by it to be included in such shelf. If, at the time of such request, the Company is eligible for WKSI status, such shelf registration shall, upon the approval of the Board, cover an unspecified number of Registrable Securities to be sold by the Company and Securityholder.

(ii)           Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than forty-five (45) days after receiving a valid Demand Notice as set forth in Section 4.1(c)(i) hereof, the Company shall file (or confidentially submit, at the Company’s discretion) with the SEC a shelf registration statement covering all of the Registrable Securities covered by such Demand Notice and any other registrable securities properly requested in accordance with other registration rights agreements with the Company, but subject in each case to any cutbacks imposed in accordance with Section 4.2(f) hereof and the limitations set forth in Section 4.1(e) hereof.

(d)            Demand and Piggyback Rights for Shelf Takedowns.

(i)            Upon the delivery of a Demand Notice by Securityholder, provided at any time and from time to time after a shelf registration statement has been declared effective by the SEC, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement; provided that the Company shall not be obligated to effect (1) an underwritten shelf takedown unless such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $5,000,000 and (2) more than two (2) underwritten offerings demanded pursuant to this Section 4.1(d) or Section 4.1(a) hereof in any twelve (12) month period.

(ii)           In connection with any underwritten shelf takedown (including at the initiative of the Company), Securityholder may exercise piggyback rights to have included in such takedown Registrable Securities held by it that are registered on such shelf.

(e)            Limitations on Demand and Piggyback Rights.

(i)            Any demand for the filing of a registration statement or for a registered offering or takedown, and the exercise of any piggyback registration rights, will be subject to the constraints of any applicable contractual lockup arrangements, and any such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, Securityholder will not have piggyback or other registration rights with respect to the following registered primary offerings by the Company: (1) a registration relating solely to employee benefit plans; (2) a registration on Form S-4 or S-8 (or other similar successor forms then in effect under the Securities Act); (3) a registration pursuant to which the Company is offering to exchange its own Securities for other Securities; (4) a registration statement relating solely to dividend reinvestment or similar plans; (5) a shelf registration statement relating to debt securities of the Company or any Subsidiary that are convertible for common equity of the Company; or (6) a registration where the Registrable Securities are not being sold for cash.

(ii)            The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of ninety (90) days if (1) the Company has initiated a registered offering of its securities and continues to actively employ, in good faith, all reasonable efforts to cause the applicable registration statement to become effective; (2) Securityholder has requested an underwritten offering and the Company and Securityholder are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (3) the Board determines in good faith that such registration or offering could materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of information that the Company has a bona fide business purpose for not disclosing publicly; provided that the Company shall not delay the filing of any demanded registration statement more than one (1) time in any twelve (12) month period.

4.2           Notices, Cutbacks and Other Matters.

(a)            Notifications Regarding Registration Statements. In order for Securityholder to exercise its right to demand that a registration statement be filed, it must include in its Demand Notice the number of Registrable Securities sought to be registered, the complete name of the selling Securityholder and the proposed plan of distribution.

(b)            Notifications Regarding Registration Piggyback Rights.

(i)            In the event that the Company files (or confidentially submits) a registration statement with respect to a non-shelf registered offering, the Company will promptly give to Securityholder a written notice thereof as soon as practicable, but in no event less than seven (7) Business Days before the anticipated filing (or confidential submission) date of such registration statement. If Securityholder wishes to exercise its piggyback rights with respect to any such non-shelf registration statement, it must notify the Company of the number of Registrable Securities it seeks to have included in such registration statement in a written notice given within five (5) Business Days after the date of the Company’s notice.

(ii)           In the event that the Company proposes to conduct an underwritten shelf takedown, the Company will promptly give to Securityholder a written notice thereof as soon as practicable, but in no event less than five (5) Business Days before the expected date of commencement of marketing efforts for such underwritten shelf takedown. If Securityholder wishes to exercise its piggyback rights with respect to any such underwritten shelf takedown, it must notify the Company of the number of Registrable Securities it seeks to have included in such takedown in a written notice given within two (2) Business Days after the date of the Company’s notice.

(iii)          Pending any required public disclosure and subject to applicable legal requirements, the Parties will maintain appropriate confidentiality of their discussions regarding a prospective registration and/or offering.

(c)            Notifications Regarding Demanded Underwritten Takedowns.

(i)            At any time and from time to time after a shelf registration statement has been declared effective by the SEC, if Securityholder wishes to exercise its demand with respect to any “takedown” of Registrable Securities off of such effective shelf registration statement, it must notify the Company of the number of Registrable Securities it seeks to have included in such registration statement in a written notice and the expected price range of such offering no later than 5:00 p.m., New York City time, on the second (2nd) Business Day prior to any public announcement of such anticipated takedown.

(ii)           Pending any required public disclosure and subject to applicable legal requirements, the Parties will maintain appropriate confidentiality of their discussions regarding a prospective takedown.

(d)            Requirements for Participation in Underwritten Offerings.

(i)            If Securityholder proposes to distribute its Registrable Securities through an underwritten offering, it shall enter into an underwriting agreement in customary form with the underwriters selected for such underwritten offering and the Company.

(ii)           Subject to Section 4.2(e) hereof, Securityholder may not participate in any underwritten offering for equity securities of the Company pursuant to a registration initiated by the Company hereunder unless it (1) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (2) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

(e)            Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services for such offering. Otherwise, if Securityholder holds a majority of the shares of Common Stock requested to be included, it will be entitled to determine the plan of distribution and select the managing underwriters, provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.

(f)            Cutbacks. If the managing underwriters advise the Company and the selling Securityholder that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering. If the Company is selling Registrable Securities for its own account in such offering and the offering is not being made on account of a demand made by Securityholder pursuant to Section 4.1(a) hereof, the securities to be offered by the Company will have first priority. To the extent of any remaining capacity, and in all other cases, the selling Securityholder (and any other Persons having registration rights pari passu with Securityholder and participating in such offering) and the Company will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without distinguishing between Securityholder or other Persons exercising pari passu registration rights based on who made the demand for such offering or otherwise.

(g)            Withdrawals. Even if Registrable Securities held by Securityholder have been part of a registered underwritten offering, Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account. For the avoidance of doubt, a commenced offering under which a withdrawal has been made in accordance with this Section 4.2(g) shall not count against the maximum number of demanded offerings that Securityholder may make in any twelve (12) month period.

4.3            Facilitating Registrations and Offerings.

(a)            General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Securityholder, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Registrable Securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 4.3.

(b)            Registration Statements. In connection with each registration statement that is demanded by Securityholder in accordance with this Agreement or as to which piggyback rights otherwise apply, the Company will:

(i)            (1) prepare and file with the SEC a registration statement on an appropriate form covering the applicable Registrable Securities, (2) file amendments thereto as warranted, (3) seek the effectiveness thereof as promptly as reasonably practicable and (4) file with the SEC prospectuses, prospectus supplements and free writing prospectuses as may be required, all in consultation with Securityholder and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(ii)           within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Securityholder and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to Securityholder or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Securityholder or any underwriter available for discussion of such documents;

(iii)          use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (1) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iv)          notify Securityholder promptly (1) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (2) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (3) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)            Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Securityholder or as to which piggyback rights otherwise apply, the Company will:

(i)            cooperate with the selling Securityholder and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Securityholder or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five (5) days prior to any sale of such Registrable Securities;

(ii)           furnish to Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as Securityholder or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by Securityholder and such underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(iii)          (1) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or Securityholder holding Registrable Securities covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (3) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(iv)          cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by Securityholder, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(v)           cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi)          use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by Securityholder or the lead managing underwriter of an underwritten offering; and

(vii)         enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(1)            make such representations and warranties to the selling Securityholder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2)            obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the selling Securityholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by Securityholder and such underwriters;

(3)            obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants and independent petroleum reserve engineers addressed to the selling Securityholder, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with primary underwritten offerings; and

(4)             to the extent requested and customary for the relevant transaction, enter into a Securities sales agreement with Securityholder providing for, among other things, the appointment of such representative as agent for the selling Securityholder for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(d)            Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Securityholder, the Company will, in accordance with customary practice, make available for inspection by underwriters and any counsel or accountant retained by such underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

(e)            Information from Securityholder. In connection with any registration or offering of Registrable Securities in which Securityholder is participating, Securityholder will furnish to the Company in writing such information regarding itself as is required to be included in, or is otherwise required by FINRA or the SEC in connection with, any registration statement, any prospectus or any amendment or supplement thereto, the ownership of Registrable Securities by Securityholder and the proposed distribution by Securityholder of such Registrable Securities, as well as any such additional information as the Company may from time to time reasonably request in writing in connection therewith.

(f)            Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Securityholder will be borne by the Company. However, (i) underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of Securityholder and (ii) other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing Securityholder will be borne by Securityholder.

4.4           Reporting Obligations. As long as Securityholder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as Securityholder may reasonably request, all to the extent required from time to time to enable Securityholder to sell shares of Common Stock held by it without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC), including providing any legal opinions that may be required by the Company’s transfer agent or otherwise related to the transfer of Registrable Securities.

4.5           Indemnification.

(a)            Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholder, the Company will indemnify and hold harmless Securityholder, its officers, directors, and each underwriter of such securities and each other Person, if any, who Controls Securityholder or such underwriter, against any losses, claims, damages or liabilities (including legal fees and costs of court), joint or several, to which such Person may become subject under the Securities Act or otherwise, to the extent arising out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus or in any amendment or supplement to any of the foregoing, or in any document incorporated by reference therein, or any issuer free writing prospectus (including any “road show,” whether or not required to be filed with the SEC), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to Securityholder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Securityholder or such underwriter specifically for use in the preparation thereof.

(b)            Indemnification by Securityholder. Securityholder, as a condition to including Registrable Securities in such registration statement, will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.5(a) hereof) the Company, each director and officer of the Company and each underwriter of such securities and each other Person, if any, who Controls the Company or such underwriter (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by Securityholder specifically regarding Securityholder for use in the preparation of such registration statement or amendment or supplement, or (ii) with respect to compliance by Securityholder with applicable Laws in effecting the sale or other disposition of the securities covered by such registration statement; provided, that the liability of Securityholder pursuant to this Section 4.5(b) shall not exceed the total price at which the securities were offered to the public by Securityholder.

(c)            Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 4.5(a) and Section 4.5(b) hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 4.5, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. The indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, pay for the reasonable fees and expenses of one (but not more than one) separate firm of attorneys for the indemnified party (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties), in addition to counsel for the indemnifying party. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (1) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (2) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

(d)            Contribution. If the indemnification required by this Section 4.5 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Securityholder agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 4.5(d).

Notwithstanding the provisions of this Section 4.5(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

Article V
GENERAL PROVISIONS

5.1           Termination. This Agreement shall terminate on the earlier to occur of (a) such time as BNAC is no longer entitled to designate a Director pursuant to Section 2.1(a) hereof (provided, however, that the provisions of Article IV hereof shall survive and continue in full force and effect until Securityholder no longer holds any Registrable Securities and in any case Section 4.5 shall survive and continue in full force and effect until the expiration of the applicable statute of limitations in respect of such matter); and (b) the delivery of a written notice by BNAC to the Company requesting that this Agreement terminate.

5.2           Notices. Any notice, designation, request, consent, demand and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered, sent by facsimile or electronic transmission, or sent by reputable overnight courier service (charges prepaid) to the Parties at the respective addresses set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient Party has specified by prior written notice to the sending Party. Any such notice, designation, request, consent, demand, other communication and other documents shall be deemed to have been given or made hereunder on the date of delivery, if delivered personally or by facsimile or electronic transmission, and one (1) Business Day after the date of deposit with a reputable overnight courier service, if delivered by reputable overnight courier service.

(a)            If to the Company, to:

BKV Corporation

1200 17th Street, Suite 2100

Denver, Colorado 80202

Attention: Lindsay Larrick, Chief Legal Officer

E-mail: [***]

with a copy (not constituting notice) to:

Baker Botts L.L.P.

2001 Ross Avenue, Suite 900

Dallas, Texas 75201

Attention: Samantha Crispin

E-mail: [***]

(b)            If to BNAC or Banpu, to:

Banpu North America Corporation

1200 17th Street, Suite 2100

Denver, Colorado 80202

Attention: Mr. Thiti Mekavichai

E-mail: [***]

with a copy (not constituting notice) to:

Hunton Andrews Kurth LLP

34th Floor, Q.House Lumpini Building

1 South Sathorn Road, Thungmahamek, Sathorn

Bangkok 10120

Attention: Chumbhot (Arm) Plangtrakul

E-mail: [***]

5.3           Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Parties. Neither the failure nor delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

5.4           Further Assurances. The Parties will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, Banpu being deprived of the rights contemplated by this Agreement.

5.5           Assignment. This Agreement will inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by a Party without the express prior written consent of the other Party, and any attempted assignment, without such consent, will be null and void; provided, however, that BNAC may assign this Agreement to Banpu Public Company Limited or any wholly owned subsidiary of Banpu Public Company Limited by giving prior written notice to, but without the express prior written consent of, the other Party.

5.6           Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a Party nor create or establish any third-party beneficiary hereto.

5.7          Governing Law. This Agreement and all claims or disputes arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

5.8          Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the Parties unconditionally accepts the jurisdiction and venue of the courts of the State of Delaware or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 5.2 hereof. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

5.9          Specific Performance. Each Party acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other Party would be irreparably harmed and could not be made whole by monetary damages. Each Party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the Parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

5.10        Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the Parties with respect to such subject matter.

5.11        Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (b) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

5.12        Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.13        Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

5.14        Effectiveness. This Agreement shall become effective upon the Effective Date.

5.15        No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any Party shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

COMPANY:

BKV CORPORATION

By:	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	Chief Executive Officer

Signature Page to Stockholders’ Agreement

BANPU NORTH AMERICA CORPORATION

By:	/s/ Thiti Mekavichai
Name:	Thiti Mekavichai
Title:	Chief Executive Officer

By:	/s/ Somruedee Chaimongkol
Name:	Somruedee Chaimongkol
Title:	Director

Signature Page to Stockholders’ Agreement